Independent auditors' consent
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The board and shareholders
AXP Partners International Series, Inc.
   AXP Partners International Aggressive Growth Fund
   AXP Partners International Select Value Fund

We consent to the use of our reports included herein and to the references to our Firm under "INDEPENDENT AUDITORS" in Part B of the Registration Statement.




                                    /s/ KPMG LLP
                                        --------
                                        KPMG LLP


Minneapolis, Minnesota
September 24, 2001